Exhibit 99.1

FHLBank INDIANAPOLIS

State of the Bank
State of the Economy

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

March 4, 2025

Jon Griffin

SVP/CHIEF BUSINESS DEVELOPMENT OFFICER



Agenda

- **State of the Bank**
  - Cindy Konich, President and CEO
    - Q4 year-end financials
    - Innovative affordable housing programs
- **State of the Economy**
  - Guest speaker - Chris Kuehl, co-founder of Armada Corporate Intelligence
- **Q&A with Chris Kuehl**
- **Final thoughts,** 2025 member meetings and workshops.

FHLBank INDIANAPOLIS

SAFE HARBOR STATEMENT

ABOUT TODAY'S PROGRAM

Today's program includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 concerning plans, objectives, goals, strategies, future events and performance. Forward-looking statements can be identified by words such as "will," "believes," "may," "temporary," "estimates," and "expects" or the negative of these words or comparable terminology. Each forward-looking statement contained in this program reflects FHLBank Indianapolis' current beliefs and expectations. Actual results or performance may differ materially from what is expressed in any forward-looking statements.

Any forward-looking statement contained in this presentation speaks only as of the date on which it was made. FHLBank Indianapolis undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Today's participants can refer to documents filed by the Bank with the U.S. Securities and Exchange Commission, specifically reports on Form 10-K and Form 10-Q, which include factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov.

Cindy Konich

PRESIDENT & CEO



FHLBank INDIANAPOLIS

State of the Bank

MARCH 4, 2025

Earnings Summary

($ in millions)

	Years Ended December 31, 2024	Years Ended December 31, 2023	Change
Interest income	$ 4,130	$ 3,755	$ 375
Interest expense	(3,623)	(3,260)	(363)
Net interest income	507	495	12
Other income	32	46	(14)
Other expenses	(157)	(120)	(37)
Income before assessments	382	421	(39)
Affordable Housing Program assessments	(40)	(44)	4
Net income	**$ 342**	$ 377	**$ (35)**

Assets

($ in millions)

	December 31, 2024	December 31, 2023	Change	
			Amount	Percent
Advances	**$ 39,833**	$ 35,562	$ 4,271	12 %
Mortgage loans	**10,796**	8,614	2,182	25 %
Liquidity investments	**12,911**	12,152	759	6 %
Agency mortgage-backed securities (MBS)	**12,863**	11,947	916	8 %
Other long-term investments and assets	**8,132**	8,333	(201)	(2)%
Total assets	**$ 84,535**	$ 76,608	$ 7,927	10 %

Liabilities[1] and Capital

($ in millions)

	December 31, 2024	December 31, 2023	Change Amount	Change Percent
Consolidated obligations	**$ 78,085**	$ 71,053	$ 7,032	10 %
Regulatory capital stock	**2,918**	2,654	264	10 %
Retained earnings	**1,684**	1,532	152	10 %
Total regulatory capital	**$ 4,602**	$ 4,186	$ 416	10 %
Regulatory capital ratio[2]	**5.44 %**	5.46 %	(0.02)%	— %

1 Various other liabilities and components of capital not presented.
2 Minimum required is 4.0%

Total Asset Composition

As of December 31, 2024


Mortgage Loans
13%
Advances
47%
Agency MBS
15%
Liquidity Investments
15%
Other Long-Term Investments
9%
Other Assets
1%

Advances Composition

As of December 31, 2024



Banks/Savings Institutions
52%
Insurance Companies
34%
Credit
Unions
14%
Total Depositories
66%

Our AHP Touch


AHP
AFFORDABLE HOUSING PROGRAM

$40.1B

IN ADVANCES


$3.1B
IN MPP VOLUME

AFFORDABLE HOUSING PROGRAM

AHP funding increased in 2024

Current requirement:
10% of annual net earnings.

2024 contribution:
We increased our AHP commitment by an additional 7.5% of annual net earnings, for a total of 17.5% for the year.


2024 CONTRIBUTION:
17.5%

AFFORDABLE HOUSING PROGRAM

AHP funding target in 2025

2025 target:

- We are on track to maintain our AHP commitment of 17.5% of annual net earnings this year.

Get involved:

- Go to fhlbi.com to learn more about our Community Programs.


2025 TARGET:
17.5%

Advantage MPP
FHLBANK INDIANAPOLIS

Rate Advantage Mortgage Program

- Supports FHLBank Indianapolis members in originating below-market rate conventional loans for eligible low-income borrowers.
- $6.7 million exhausted in months.
- Hundreds of homeowners in Indiana and Michigan benefitted.



CDFI RATE BUYDOWN
Advance

CDFI Rate Buydown Program

- Low-cost source of capital for non-depository CDFI member institutions to borrow directly from the Bank and encourages members to lend to them, too.
- Goal is to create new lending pipelines to address underserved communities.
- Subsidies capped at $500,000 per member.



MSHDA™
MICHIGAN STATE HOUSING DEVELOPMENT AUTHORITY

MSHDA Rate Relief Mortgage Program

- Allows qualified low-income first-time homebuyers in Michigan to reduce mortgage cost by one full percentage point if financed via MSHDA-approved lender that also is Bank member.
- Members can sell single-family mortgages to MSHDA at below-market rates.
- Bank supported via a $50 million MSHDA bond purchase.



ihcda
Indiana Housing & Community Development Authority

IHCDA Partnership Program

- The Bank buys IHCDA bonds at below-market rate.
- IHCDA passes on low-cost funds in form of reduced-rate mortgages to qualified homeowners
- A creative first in the FHLBank System for buying down the bond rate.



Community Multiplier Member Match Program

- Flexible matching grant program that leverages member funds to support areas identified in our Targeted Community Lending Plan.
- Allows members working with IN or MI-based 501c3 non-profits grants up to $125,000.
- Begins March 2025.



Dividends

PARTICIPATION IS REWARDED

- Higher B-2 stock dividend is available to users of FHLBank Indianapolis credit products and Advantage MPP.
- The spread between B-2 (activity stock) and B-1 (non-activity stock) dividend rates has reached 5 percentage points.



Class B-1
Class B-2
10.00%
9.00%
8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
6.00%
6.75%
7.50%
8.25%
9.00%
9.50%
9.50%
9.50%
9.50%
2.00%
2.25%
2.50%
3.25%
4.00%
4.50%
4.50%
4.50%
4.50%
4Q2022
1Q2023
2Q2023
3Q2023
4Q2023
1Q2024
2Q2024
3Q2024
4Q2024

FHLBank INDIANAPOLIS

Washington Update

Chris Kuehl

ECONOMIST, CO-FOUNDER OF ARMADA CORPORATE INTELLIGENCE



FHLBank INDIANAPOLIS

State of the Economy

MARCH 4, 2025

Q&A

CHRIS KUEHL



SHAREHOLDER
SYMPOSIUM

SHAREHOLDER SYMPOSIUM

8.12 | Crowne Plaza
Lansing, MI

8.21 | Marriot North
Indianapolis, IN

State of the Bank
State of the Economy

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

March 4, 2025